Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On December 23, 2025 (the “Acquisition Date”), Dycom Industries, Inc. (the “Company” or “Dycom”) completed the previously announced acquisition (the “Acquisition”) of Power Solutions, LLC (“Power Solutions”) pursuant to the terms and conditions of the Unit Purchase Agreement (the “Purchase Agreement”), dated as of November 18, 2025 by and among the Company, Power Solutions and Project Eastern Shore, LLC.

The Purchase Agreement defines the Base Price as $1,950.0 million. On the Acquisition Date, following certain adjustments made in accordance with the Purchase Agreement, consideration paid by the Company in connection with the Acquisition consisted of approximately $1.64 billion paid in cash and 1,011,069 shares of Dycom common stock, par value $0.33 1/3 per share (“Common Stock”). The number of shares of Common Stock constituting the stock portion of the consideration paid on the Acquisition Date was determined by dividing $292.5 million (15% of the Base Price) by the 10-day volume-weighted average price of Common Stock prior to the signing of the Purchase Agreement, or $289.2975. The final amount of cash consideration for the Acquisition remains subject to certain post-closing adjustments, including with respect to cash, debt, net working capital and unpaid transaction expenses as further set forth in the Purchase Agreement. Any such post-closing adjustments will be settled in cash. The fair value of the stock consideration was calculated on the Acquisition Date based on the trading price of a share of Dycom common stock multiplied by 1,011,069. See Note 4 for additional information.

The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Statements”) give effect to the Acquisition, which has been accounted for using the acquisition method of accounting with Dycom identified as the accounting acquirer, as well as the corresponding financing required to complete the Acquisition (“Financing”). Under the acquisition method of accounting, Dycom has recorded assets acquired and liabilities assumed from Power Solutions at their respective acquisition date fair values on the Acquisition Date.

The Pro Forma Financial Statements have been prepared from the respective historical consolidated financial statements of Dycom and Power Solutions, adjusted to give effect to the Acquisition and Financing. The unaudited pro forma condensed combined balance sheet (the “Pro Forma Balance Sheet”) combines the historical consolidated balance sheets of Dycom and Power Solutions as of October 25, 2025 and September 30, 2025, respectively, giving effect to the Acquisition as if it had been completed on October 25, 2025. The unaudited pro forma condensed combined statements of comprehensive income (the “Pro Forma Statements of Comprehensive Income”) give effect to the pro forma balance sheet adjustments as if they had been completed on January 28, 2024, the first day of Dycom’s fiscal year 2025. The Pro Forma Statement of Comprehensive Income for the nine months ended October 25, 2025 combines the Statement of Operations of Dycom for the nine months ended October 25, 2025 with the Statement of Operations of Power Solutions for the nine months ended September 30, 2025. The Pro Forma Statement of Comprehensive Income for the twelve months ended January 25, 2025 combines the Statement of Operations of Dycom for the twelve months ended January 25, 2025 with the Statement of Operations of Power Solutions for the twelve months ended December 31, 2024. The Pro Forma Financial Statements contain certain reclassification adjustments to conform the historical Power Solutions financial statement presentation to Dycom’s financial statement presentation, as described further in Note 5 to the Pro Forma Financial Statements.

The Pro Forma Financial Statements are presented to reflect the Acquisition and the Financing arrangements of Dycom in connection therewith and do not represent what Dycom’s financial position or results of operations would have been had the Acquisition occurred on the dates noted above, nor do they

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

project the financial position or results of operations of the Company at any time following the Acquisition. The adjustments included in the Pro Forma Financial Statements are based on available information as of the date hereof and certain assumptions that management believes are reasonable.

Dycom and Power Solutions have incurred certain non-recurring charges in connection with the Acquisition, the substantial majority of which consist of fees paid to financial, legal and accounting advisors, and certain bank-related fees. These non-recurring charges could affect the future results of the Company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months after the Acquisition Date. Accordingly, the Pro Forma Statement of Comprehensive Income includes these non-recurring charges incurred during the historical periods presented and the year ended January 25, 2025 reflects adjustments for Dycom transaction costs incurred after October 25, 2025. See Note 6 for additional information.

Dycom has used information currently available to determine preliminary fair value estimates for the Acquisition consideration and its allocation to the tangible assets and identifiable intangible assets acquired and liabilities assumed. The fair value of consideration transferred to acquire Power Solutions was allocated based upon the estimated fair values of the assets acquired and liabilities assumed as of the date of the Acquisition. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the Pro Forma Financial Statements. Additionally, within the measurement period further adjustments to the purchase price allocation may be required as Dycom is able to, among other things, complete more detailed procedures to finalize valuations.

The transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary transaction accounting adjustments have been made solely for the purpose of providing the Pro Forma Financial Statements, and an increase or decrease in the fair value of any assets acquired and liabilities assumed upon completion of Dycom’s final valuation analyses would result in adjustments to the Pro Forma Balance Sheet and, if applicable, the Pro Forma Statement of Comprehensive Income. As a result, the final purchase price allocation may be materially different than that reflected in the preliminary purchase price allocation presented herein.

The financial information included in the Pro Forma Financial Statements has been prepared by Dycom in accordance with Article 11 of Regulation S-X (Pro Forma Financial Information). The Pro Forma Financial Statements are provided for illustrative purposes only, based on management’s best estimates and judgments. Dycom’s results of operations and actual financial position may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Additionally, the Pro Forma Financial Statements have been developed from and should be read in conjunction with the following separate historical consolidated financial statements and related notes thereto for each of Dycom and Power Solutions:

•

the audited consolidated financial statements and the notes thereto of Dycom as of and for the year ended January 31, 2026, which are included in Dycom’s Annual Report on Form 10-K for the year ended January 31, 2026 filed with the Securities and Exchange Commission (SEC) on March 9, 2026;

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Continued)

•

the audited consolidated financial statements and the notes thereto of Dycom as of and for the year ended January 25, 2025, which are included in Dycom’s Annual Report on Form 10-K for the year ended January 25, 2025 filed with the Securities and Exchange Commission (SEC) on February 28, 2025 (“2025 Annual Report”);

•

the unaudited condensed consolidated financial statements and the notes thereto of Dycom as of and for the nine months ended October 25, 2025, which are included in Dycom’s Quarterly Report on Form 10-Q for the quarterly period ended October 25, 2025 filed with the SEC on November 20, 2025 (“Q3 Form 10-Q”);

•

the audited financial statements and notes thereto of Power Solutions as of and for the year ended December 31, 2024, which are included in Exhibit 99.1 of this Current Report on Form 8-K (Exhibit 99.1); and

•

the unaudited financial statements and notes thereto of Power Solutions as of and for the nine months ended September 30, 2025, which are included in Exhibit 99.2 of this Current Report on Form 8-K (Exhibit 99.2).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of October 25, 2025

(In thousands)

	Historical		Transaction Accounting Adjustments
	Dycom Industries, Inc	Power Solutions, LLC	Reclassification Adjustments (See Note 5)	Acquisition & Financing Adjustments (See Note 6)		Other Transaction Accounting Adjustments (See Note 6)		Pro forma Combined
ASSETS
Current assets:
Cash and equivalents	$110,109	$15,050		$(57,670)	(a),(g)	$192,026	(k)	$259,514
Accounts receivable, net	1,586,884	184,848	74,671					1,846,403
Contract assets	147,576	111,553	(74,671)					184,458
Inventories	120,057	—						120,057
Income tax receivable	19,869	—						19,869
Other current assets	41,475	1,832						43,307

Total current assets	2,025,970	313,284	—	(57,670)		192,026		2,473,609
Property and equipment, net	567,918	14,040		(194)	(j)			581,764
Operating lease right-of-use assets	118,769	16,791						135,560
Goodwill	332,645	4,350		1,190,680	(b)			1,527,676
Intangible assets, net	183,999	—		775,000	(c)			958,999
Other assets	95,523	321						95,844

Total assets	$3,324,824	$348,786	$—	$1,907,816		$192,026		$5,773,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$297,130	$72,260						$369,390
Current portion of debt	20,000	1,847		(1,847)	(d)			20,000
Contract liabilities	54,766	108,314						163,080
Accrued insurance claims	53,060	—						53,060
Operating lease liabilities	38,135	1,914						40,049
Income taxes payable	—	2,000						2,000
Distribution payable		60,482		(60,482)	(f)			—
Other accrued liabilities	193,367	51,314		2,099	(g)			246,780

Total current liabilities	656,458	298,131	—	(60,230)		—		894,359
Long-term debt	919,480	5,221		1,674,997	(e)	192,026	(l)	2,791,724
Accrued insurance claims - non-current	66,101	—						66,101
Operating lease liabilities - non-current	87,032	15,085						102,117
Deferred tax liabilities, net - non-current	85,082	—						85,082
Other liabilities	27,376	—						27,376

Total liabilities	1,841,529	318,436	—	1,614,768		192,026		3,966,758

COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Preferred stock, par value $ 1.00 per share: 1,000,000 shares authorized: no shares issued and outstanding	$—	$—						$—
Common stock, par value $ 0.33 1/3 per share: 150,000,000 shares authorized: 28,955,901 and 28,978,949 issued and outstanding, respectively	9,652	—		334	(h)			9,986
Additional paid-in capital	22,377	—		350,619	(h)			372,996
Accumulated other comprehensive loss	—	—						—
Retained earnings	1,451,266	—		(27,553)	(a),(g)			1,423,713

Total stockholders’ equity	1,483,295	—	—	323,399		—		1,806,694
Member’s equity	—	30,350		(30,350)	(i)			—

Total liabilities and stockholders’ equity	$3,324,824	$348,786	$—	$1,907,816		$192,026		$5,773,452

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME

For the nine months ended October 25, 2025

(In thousands, except per share information)

	Historical		Transaction Accounting Adjustments
	Dycom Industries, Inc	Power Solutions, LLC	Reclassification Adjustments (See Note 5)		Acquisition & Financing Adjustments (See Note 6)		Other Transaction Accounting Adjustments (See Note 6)		Pro forma Combined
Contract revenues	$4,088,349	$752,056							$4,840,405

Costs of earned revenues, excluding depreciation and amortization	3,213,158	595,601	(2,012)	(m)					3,806,747
General and administrative	317,816	15,228	(106)	(m)					332,937
Depreciation and amortization	181,402	—	2,118	(m)	133,418	(n)			316,938

Total	3,712,376	610,829	—		133,418		—		4,456,622
Interest expense, net	(43,385)		(449)	(m)	(80,497)	(o)	(1,036)	(o)	(125,366)
Loss on debt extinguishment	—	—							—
Other income/(expense), net	17,391	(464)	449	(m)					17,376

Income before income taxes	349,979	140,764	—		(213,915)		(1,036)		275,793
Provision for income taxes	85,083	7,987			(26,772)	(p)	(265)	(p)	66,033

Net income	$264,896	$132,777	$—		$(187,143)		$(771)		$209,760

Earnings per common share:
Basic earnings per common share	$9.15								$7.00

Diluted earnings per common share	$9.05								$6.93

Shares used in computing earnings per common share:
Basic	28,941,923				1,011,069	(q)			29,952,992

Diluted	29,278,792				1,011,069	(q)			30,289,861

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME

For the year ended January 25, 2025

(In thousands, except per share information)

	Historical		Transaction Accounting Adjustments
	Dycom Industries, Inc	Power Solutions, LLC	Reclassification Adjustments (See Note 5)		Acquisition & Financing Adjustments (See Note 6)		Other Transaction Accounting Adjustments (See Note 6)		Pro forma Combined
Contract revenues	$4,702,014	$736,754							$5,438,768

Costs of earned revenues, excluding depreciation and amortization	3,769,877	580,901	(2,198)	(m)					4,348,580
General and administrative	393,030	20,251	(134)	(m)	18,759	(r)			431,906
Depreciation and amortization	198,571	—	2,332	(m)	179,328	(n)			380,230

Total	4,361,478	601,152	—		198,087		—		5,160,717
Interest expense, net	(60,994)		(342)	(m)	(107,586)	(o)	(1,381)	(o)	(170,302)
Loss on debt extinguishment	(965)	—							(965)
Other income/(expense), net	29,213	(256)	342	(m)					29,299

Income before income taxes	307,790	135,346	—		(305,673)		(1,381)		136,083
Provision for income taxes	74,377	7,637			(51,577)	(p)	(354)	(p)	30,083

Net income	$233,413	$127,709	$—		$(254,096)		$(1,027)		$106,000

Earnings per common share:
Basic earnings per common share	$8.02								$3.52

Diluted earnings per common share	$7.92								$3.48

Shares used in computing earnings per common share:
Basic	29,112,573				1,011,069	(q)			30,123,642

Diluted	29,481,791				1,011,069	(q)			30,492,860

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF THE TRANSACTION

The Purchase Agreement defines the Base Price as $1,950.0 million. On the Acquisition Date, following certain adjustments made in accordance with the Purchase Agreement, consideration paid by the Company in connection with the Acquisition consisted of approximately $1.64 billion paid in cash and 1,011,069 shares of Dycom common stock, par value $0.33 1/3 per share (“Common Stock”). The number of shares of Common Stock constituting the stock portion of the consideration paid on the Acquisition Date was determined by dividing $292.5 million (15% of the Base Price) by the 10-day volume-weighted average price of Common Stock prior to the signing of the Purchase Agreement, or $289.2975. The final amount of cash consideration for the Acquisition remains subject to certain post-closing adjustments, including with respect to cash, debt, net working capital and unpaid transaction expenses as further set forth in the Purchase Agreement. Any such post-closing adjustments will be settled in cash. The fair value of the stock consideration was calculated on the Acquisition Date based on the trading price of a share of Dycom common stock multiplied by 1,011,069. See Note 4 for additional information. As described further below, the cash consideration for the Acquisition was paid primarily with borrowings under Dycom’s senior credit facilities and the Bridge Facility.

2. DESCRIPTION OF THE DEBT FINANCING

Senior Credit Facility

On January 27, 2026, Dycom, the Guarantors (as defined therein) party thereto, the Term Loan B Lender (as defined therein) party thereto and Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacities and together with its successors and permitted assigns, the “Administrative Agent”), entered into that certain First Amendment to the Third Amended and Restated Credit Agreement (the “Amendment”), which amends that Third Amended and Restated Credit Agreement, dated as of December 23, 2025 by and among, the Company, the Guarantors from time to time party thereto, the Lenders (as defined therein) from time to time party thereto and the L/C Issuers (as defined therein) from time to time party thereto and the Administrative Agent (the “Existing Credit Agreement”, and, the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”).

The Existing Credit Agreement, among other things, (i) established a $600.0 million 364 day senior secured bridge loan facility (the “Bridge Facility”) for the purpose of, among other things, financing the Acquisition and paying certain related fees and expenses (ii) extended the scheduled maturity date of the existing senior secured term loan A facility (the “Term Loan A Facility”) and senior secured revolving credit facility (the “Revolving Credit Facility”) from January 15, 2029 to December 23, 2030, (iii) increased the commitments under the Revolving Credit Facility from $650.0 million to $800.0 million, (iv) increased the Term Loan A Facility from $440.0 million to $1,540.0 million for the purpose of, among other things, financing the Acquisition and paying certain related fees and expenses and (v) adjusted certain other terms and basket capacities as described therein.

Dycom closed the Acquisition on December 23, 2025 and simultaneously closed the Existing Credit Agreement and borrowed the amounts under the Term Loan A Facility and Bridge Facility to pay the cash consideration for the Acquisition.

At the option of the Company, borrowings under the Existing Credit Agreement (other than swingline loans) will bear interest at a rate equal to either (a) term SOFR plus an applicable margin, or (b) the

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(Continued)

Administrative Agent’s base rate plus an applicable margin. The Administrative Agent’s base rate is described in the Existing Credit Agreement as the highest of (i) the federal funds rate plus 0.50%, (ii) the Administrative Agent’s prime rate, and (iii) term SOFR for a one-month period plus 1.00%. In the case of the Bridge Facility, the applicable margin as of the Acquisition Date for (x) term SOFR loans will be 1.75% and (y) base rate loans will be 0.75%, in each case, subject to a 0.25% increase on each 90-day anniversary of the Acquisition Date. In the case of the Term Loan A Facility and Revolving Credit Facility, the applicable margin is based on the Company’s consolidated net leverage ratio. In addition, the Company will pay a fee for unused revolver balances based on the Company’s consolidated net leverage ratio. Until the delivery of a compliance certificate for the fiscal quarter ending August 1, 2026, (x) the applicable margin for term SOFR loans will be 1.75%, (y) the applicable margin for base rate loans will be 0.75% and (z) the commitment fee for unused revolver balances will be 0.35%. Swingline loans will bear interest at a rate equal to the Administrative Agent’s base rate plus an applicable margin based upon the Company’s consolidated net leverage ratio.

The Amendment, among other things, establishes an $800.0 million senior secured Term Loan B Facility (the “Term Loan B Facility”) the proceeds of which were used to (i) refinance the Company’s $600.0 million 364 day senior secured Bridge Facility under the Existing Credit Agreement, (ii) pay the fees and expenses incurred in connection therewith and (iii) fund cash to the balance sheet of the Company.

At the option of the Company, the Term Loan B Facility will bear interest at a rate equal to either (a) term SOFR plus an applicable margin, or (b) the Administrative Agent’s base rate plus an applicable margin. The Administrative Agent’s base rate is described in the Credit Agreement as the highest of (i) the federal funds rate plus 0.50%, (ii) the Administrative Agent’s prime rate, and (iii) term SOFR for a one-month period plus 1.00%. The applicable margin for the Term Loan B Facility for (x) term SOFR loans will be 1.75% and (y) base rate loans will be 0.75%. The Term B Loan will amortize in an amount equal to 0.25% commencing on September 15, 2026 and thereafter on the 15th day of March, June, September and December.

The Company calculated interest expense for the year and interim period assuming a SOFR rate of 3.733% in place at the Acquisition Date and an applicable margin of 1.75%, or 5.483%, and, in the case of the Term Loan B Facility, a SOFR rate of 3.670% and an applicable margin of 1.75%, or 5.420%. Issuance costs and original issue discount related to the Term Loan A Facilities and Term Loan B Facility were $28.6 million in the aggregate. Issuance costs related to the Bridge Facility were $8.0 million. See Note 6 for additional details regarding the issuance costs.

3. BASIS OF PRESENTATION

The historical financial information included in the Pro Forma Financial Statements has been prepared from the historical financial statements of Dycom for the nine months ended October 25, 2025 and the year ended January 25, 2025 and Power Solutions for the nine months ended September 30, 2025 and year ended December 31, 2024. For Dycom, these include its unaudited condensed consolidated financial statements and notes thereto as of and for the nine months ended October 25, 2025 included in the Q3 Form 10-Q and its historical consolidated financial statements and notes thereto included in the 2025 Annual Report. For Power Solutions, these include its unaudited financial statements and the notes thereto as of and for the nine months ended September 30, 2025 included in Exhibit 99.2 and its historical audited financial statements and notes thereto for the year ended December 31, 2024 included in Exhibit 99.1. The Pro Forma Financial Statements should be read in conjunction with these historical financial statements for Dycom and Power Solutions.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -

(Continued)

Certain of Power Solutions’ historical amounts have been reclassified to conform to Dycom’s financial statement presentation, as discussed further in Note 5. The Pro Forma Balance Sheet gives effect to the Acquisition as if it had been completed on October 25, 2025, and the Pro Forma Statements of Comprehensive Income give effect to the balance sheet adjustments as if they had been completed on January 28, 2024. The pro forma acquisition adjustments are described in Note 6.

The Pro Forma Financial Statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Dycom as the accounting acquirer, using the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurement (“ASC 820”), and based on the historical financial statements of Dycom and Power Solutions. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value. Such fair value measurements can be subjective, and changes in assumptions may result in material changes to the estimates of fair values. Transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of purchase price consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase price consideration depends upon certain estimates and assumptions, all of which are preliminary, and such allocation has been made for the purpose of developing the Pro Forma Financial Statements. See Note 4 for additional information.

As Dycom completes its comprehensive review of Power Solutions’ accounting policies, more information will become available. As such, Dycom may identify differences between Dycom’s historical accounting policies and the accounting policies of Power Solutions prior to the Acquisition, which when conformed, could result in a material changes to the amounts presented in the Pro Forma Financial Statements.

The Pro Forma Financial Statements do not reflect any cost savings, operating synergies or revenue enhancements that may be achieved as a result of the Acquisition; any dis-synergies that may be incurred as a result of the Acquisition; the costs to integrate the operations of Power Solutions; or the costs necessary to achieve or remediate any such cost savings, operating synergies, revenue enhancements or dis-synergies.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -

(Continued)

4. PRELIMINARY ACQUISITION ACCOUNTING

The following table summarizes the estimated fair value of total consideration transferred or estimated to be transferred and the preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Acquisition as of October 25, 2025, using currently available information (in thousands):

Consideration:
Cash paid or payable	1,644,885
Value of Dycom common stock issued	350,952

Fair value of total consideration transferred or estimated to be transferred	1,995,837

Cash	15,050
Accounts receivable	184,848
Contract assets	111,553
Prepaid and other current assets	1,832
Property and equipment	13,846
Operating lease right-of-use assets	16,791
Other assets	321
Goodwill	1,195,031
Intangible assets	775,000

Total assets	2,314,273

Accounts payable	72,260
Current portion of debt	1,847
Distributions payable	60,482
Operating lease liabilities	1,914
Contract liabilities	108,314
Accrued expenses and other current liabilities	53,314
Operating lease liabilities - non-current	15,085
Long-term debt	5,221

Total liabilities	318,436

Net assets acquired	1,995,837

This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the Pro Forma Financial Statements. The final purchase price allocation will be determined when Dycom has completed its final valuations and other necessary analyses. Any increase or decrease in the fair values of the net assets presented above could change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined statements of income for Dycom and Power Solutions due to corresponding adjustments in amortization or depreciation. The preliminary purchase price allocation as of the Acquisition Date, could differ materially from the preliminary allocation used in the transaction accounting adjustments. The purchase price allocation could change further during the measurement period of up to one-year identified in ASC 805, which ends during the fourth quarter of 2027. The allocation as of the Acquisition Date may include: (1) changes in fair values of property, plant and equipment; (2) changes in fair value of intangible assets and the resulting impact to goodwill; and (3) other changes to assets and liabilities. The final amount of cash consideration for the Acquisition remains subject to certain post-closing adjustments, including with respect to cash, debt, net working capital and unpaid transaction expenses as further set forth in the Purchase Agreement. The value of Dycom stock issued was valued based on 1,011,069 shares issued multiplied by the $347.11 share price at the Acquisition Date.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -

(Continued)

Goodwill represents the amount by which the purchase price for an acquired business exceeds the net fair value of the assets acquired and liabilities assumed. The goodwill recognized from the Acquisition consists of revenue and cost synergies expected from combining the operations of Dycom and Power Solutions. All of the goodwill associated with the Acquisition is expected to be deductible for income tax purposes.

Preliminary identifiable intangible assets and the related weighted average amortization periods by asset type consist of the following (in thousands, except for weighted average amortization periods, which are in years):

	Estimated Fair Value	Weighted Average Amortization Period in Years
Customer relationships	$580,000	15.0
Contract Backlog	155,000	1.5
Trade names	40,000	15.0

Total intangible assets subject to amortization	$775,000	12.3

Amortization of the customer relationship intangibles and contract backlog intangibles are expected to be amortized as a function of the expected economic benefit received. Amortization of the trade name intangible is expected to be amortized on a straight-line basis. However, the identifiable intangible assets and related amortization are preliminary, and their fair values are based on the results of valuation analyses performed. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods in which the amortization is recognized will ultimately be based on the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on a straight-line method. Therefore, the amount of amortization may differ significantly between periods based upon the final value assigned and the amortization period and methodology used for each identifiable intangible asset and liability.

5. RECLASSIFICATION ADJUSTMENTS

Certain of Power Solutions’ historical amounts have been reclassified to conform to Dycom’s financial statement presentation.

The reclassification adjustments to the Pro Forma Balance Sheet as of October 25, 2025 are as follows:

•	$74.7 million from Contract assets to Accounts receivable, net to align with Dycom’s classification of retainage receivable.

The reclassification adjustments to the Pro Forma Statement of Comprehensive Income for the nine months ended October 25, 2025 are as follows:

•	$2.0 million from Costs of earned revenues and $0.1 million from General and administrative to Depreciation and amortization.

•	$0.4 million from Other income/(expense), net to Interest expense, net.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -

(Continued)

The reclassification adjustments to the Pro Forma Statement of Comprehensive Income for the year ended January 25, 2025 are as follows:

•	$2.2 million from Costs of earned revenues and $0.1 million from General and administrative to Depreciation and amortization.

•	$0.3 million from Other income/(expense), net to Interest expense, net.

6. ACQUISITION ADJUSTMENTS

Acquisition adjustments to the Balance Sheet

The adjustments described below represent those that have a material impact on the pro forma combined balance sheet after consideration of all potential U.S. GAAP and pro forma adjustments related to the Acquisition

(a)	Reflects the following adjustments to Cash and cash equivalents:

•	An adjustment for proceeds received from borrowings under the Term Loan A Facility, as described in Note 2.

•	An adjustment for proceeds received from borrowings under the Bridge Facility as described in Note 2.

•	Payment of financing fees under the Bridge Facility, also reflected as a reduction of retained earnings.

•	Payment of cash proceeds for the Acquisition.

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An adjustment for the elimination of $60.5 million of historical distributions payable by Power Solutions, which were written off prior to closing. In accordance with the Purchase Agreement, Dycom would have assumed and settled these obligations had they remained outstanding as of the closing. Accordingly, the settlement of these obligations are presented herein.

•

An adjustment for the settlement of Power Solutions’ current and long-term debt with cash on hand prior to the Acquisition. In accordance with the Purchase Agreement, Dycom would have assumed and settled these obligations had they remained outstanding as of the closing. Accordingly, the settlement of these obligations are presented herein.

•	Payment of transaction costs subsequent to October 25, 2025.

The adjustments are as follows (in thousands):

Proceeds from borrowings under Term Loan A Facility	1,079,394
Borrowings under Bridge Facility	600,000
Payment of Bridge Facility financing fees	(7,970)
Payment of cash portion of consideration	(1,644,885)
Payment of distribution payable	(60,482)
Payment of current and long-term debt by Dycom at closing	(7,068)
Payment of transaction costs	(16,660)

Net adjustment to Cash and cash equivalents	(57,670)

(b)

Reflects elimination of Power Solutions historical goodwill and the recognition of estimated goodwill, which represents the purchase price consideration in excess of the fair value of the net assets acquired. See Note 4 for additional information on estimated goodwill. Additionally, as described in Note 3, the acquisition method of accounting depends upon certain estimates and assumptions, all of which are preliminary.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -

(Continued)

(c)

Reflects the recognition of estimated intangible assets based on the acquisition method of accounting. See Note 4 for additional information on estimated intangible assets. Additionally, as described in Note 3, the acquisition method of accounting depends upon certain estimates and assumptions, all of which are preliminary.

(d)	The net adjustment to Current portion of debt reflects the elimination of the Current portion of Power Solutions’ debt of $1.8 million.

(e)

The net adjustment to Long-term debt reflects Dycom’s Term Loan A Facility and Bridge Facility debt incurred in connection with financing the Acquisition as described in Note 2, including the impact of financing fees and the elimination of Power Solutions’ debt as follows:

Borrowings under Term Loan A Facility	1,100,000
Borrowings under Bridge Facility	600,000
Deferred financing fees	(19,782)
Elimination of Power Solutions long-term debt	(5,220)

Net adjustment to Long-term debt	1,674,997

(f)	Reflects the payment of $60.5 million of Power Solutions’ historical distributions payable as described in (a) above.

(g)

Retained earnings reflects an $18.8 million adjustment for transaction costs related to the Acquisition and a $0.8 million adjustment for financing costs expensed under Term Loan A. Represents non-recurring transaction costs expected to be incurred subsequent to October 25, 2025. Estimated acquisition-related transaction costs include fees paid to financial, legal and accounting advisors, and certain bank-related fees. Dycom’s total estimated acquisition-related transaction costs are $18.8 million. Of the $18.8 million, $16.7 million has been paid and is reflected as a reduction in cash, and $2.1 million is reflected as an adjustment for accrued and unpaid transaction costs. These costs will not affect the combined statement of operations beyond 12 months after the Acquisition Date.

(h)	Common stock and additional paid-in capital reflect the $351.0 million adjustment to record the fair value of Dycom common stock issued as consideration for the Acquisition.

(i)	Reflect the elimination of Power Solutions’ historical Members’ equity balance.

(j)	Reflects a transaction accounting adjustment to reflect property and equipment, net at fair value.

Other transaction accounting adjustments to the Balance Sheet

(k)	Reflects the following adjustments to Cash and cash equivalents. Remaining cash is for general corporate purposes:

•	An adjustment for proceeds received from borrowings under the Term Loan B Facility as described in Note 2.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -

(Continued)

•	An adjustment for payoff of the Bridge Facility with proceeds from the Term Loan B Facility as described in Note 2.

•

The remaining cash to the balance sheet is for general corporate purposes and to pay remaining transaction-related expenses for legal and professional costs estimated to be approximately $2.1 million and accrued as Other current liabilities. See Note (g).

Proceeds from borrowings under Term Loan B Facility	792,026
Payoff of Bridge Facility	(600,000)

Net adjustment to Cash and cash equivalents	192,026

(l)

The net adjustment to Long-term debt reflects Dycom’s Term Loan B Facility incurred in connection with payoff of the Bridge Facility as described in Note 2, including the impact of the original issue discount and financing fees as follows:

Borrowings under Term Loan B Facility	800,000
Term Loan B Facility Original Issue Discount	(2,000)
Term Loan B Facility Deferred financing fees	(5,974)
Payoff of Bridge Facility	(600,000)

Net adjustment to Long-term debt	192,026

Acquisition adjustments to the Statements of Comprehensive Income

The adjustments described below represent those that have a material impact on the pro forma condensed combined statements of comprehensive income after consideration of all potential U.S. GAAP and pro forma adjustments related to the Acquisition and consolidation of Power Solutions.

Statement of Comprehensive Income Reclassifications:

(m)

Reclassifications have been made to the historical presentation of Power Solutions to conform to the presentation used by Dycom including, reclassifying depreciation expense and interest expense into discrete income statement line items.

Statement of Comprehensive Income Acquisition Adjustments:

(n)

Reflects the recognition of amortization expense for the estimated intangible assets related to the Acquisition based on the acquisition method of accounting as of January 28, 2024. As described in Note 3, the acquisition method of accounting depends upon certain estimates and assumptions, all of which are preliminary.

(o)

Acquisition & Financing Adjustments - Represents the elimination of Power Solutions’ historical interest expense of $0.4 million and $0.3 million for the nine and twelve months ended October 25, 2025 and January 25, 2025, respectively, related to debt repaid by Dycom. Also represents incremental interest expense of $80.9 million and $107.9 million for the nine and twelve months ended October 25, 2025 and January 25, 2025, respectively, assuming the Term Loan A Facility and Bridge Facility were in place on January 28, 2024. The assumption used to develop this estimate was based upon the interest rates set forth in the terms of the Amendment and Existing Credit Agreement as follows. The interest rate on the Term Loan A Facility as of the Acquisition Date is term SOFR plus 1.75% and, following delivery of a compliance certificate for the fiscal quarter ending August 1, 2026, will be term SOFR plus an amount determined based on Dycom’s consolidated net leverage

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -

(Continued)

ratio. The Company calculated interest expense for the interim period, $48.6M, and year, $64.8M, assuming a SOFR rate of 3.733% in place at the Acquisition Date and an applicable margin of 1.75%, or 5.483%. The Company calculated interest expense on the Bridge Facility for the interim period, $32.3M, and year, $43.1M, and assuming a SOFR rate of 3.733% in place at the Acquisition Date and an applicable margin of 1.75% with 0.25% increases on each 90-day anniversary of the Acquisition Date (as described further in Note 2), or 5.858%.

Other Transaction Accounting Adjustments - Represents the elimination of interest expense of $32.3M and $43.1M for the nine and twelve months ended October 25, 2025 and January 25, 2025, respectively, on the Bridge Facility, which was refinanced by the Term Loan B Facility as described further in Note 2. Also represents incremental interest expense of $33.4 million and $44.5 million for the nine and twelve months ended October 25, 2025 and January 25, 2025, respectively, assuming the Term Loan B Facility was in place on January 28, 2024. The interest rate on the Term Loan B Facility on the effective date of the amendment is term SOFR plus 1.75%. The Company calculated interest expense for the year and interim period assuming a SOFR rate of 3.670% and an applicable margin of 1.75%, or 5.420%. A 1/8 percentage point increase or decrease in the benchmark rate would change interest expense by approximately $0.8 million for the nine months ended October 25, 2025 and $1.0 million for the year ended January 25, 2025.

Based on the terms of the Amendment (as described further in Note 2), a 1/8 percentage point increase or decrease in the benchmark rate would change interest expense by approximately $1.8 million for the nine months ended October 25, 2025 and $2.4 million for the year ended January 25, 2025.

(p)

This adjustment represents the estimated income tax effect of the pro-forma adjustments, including the change in the tax status of Power Solutions upon acquisition. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect for the periods presented.

(q)

Reflects an adjustment to weighted average shares outstanding as if the Acquisition occurred on January 28, 2024 for the 1,011,069 shares of common stock of Dycom issued to the sellers as purchase consideration upon the close of the Acquisition.

(r)

Reflects an increase to General and administrative expense for transaction costs associated with the Acquisition that are estimated to be incurred by Dycom subsequent to October 25, 2025. These costs will not be ongoing business activities or affect Dycom’s statement of operations beyond 12 months after the Acquisition Date. Power Solutions did not have material acquisition costs during the same time period.